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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Forms S-8, File Numbers 33-20181, 33-35182, 2-90595, 33-44477, 33-23899,
33-65024, 33-45822 and Form S-3 File Number 33-43574) pertaining to the Chiron Corporation 1991 Stock Option Plan, the 1988 Employee Stock Purchase Plan, the IntraOptics, Inc. 1986 Incentive Stock Option Plan, as amended, the 1982 Stock Option Plan and the shares issuable to certain warrant holders and in the related prospectuses of our report dated January 27, 1995, with respect to the consolidated balance sheets of Ciba Corning Diagnostics Corp. as of January 1, 1995 and January 2, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended January 1, 1995, January 2, 1994 and November 29, 1992, included in the Current Report (Form 8-K/A) of Chiron Corporation dated March 17, 1995.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
March 14, 1995